SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 4, 2005
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24647 (Commission file number)	77-0328533 (I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 7.01. Regulation FD Disclosure.

     On April 4, 2005 — Terayon Communication Systems, Inc. (“Terayon”) issued a press release that announced it today expanded its sales team with the addition of David Baranski as Vice President of Sales, the Americas.

     On April 4, 2005 — Terayon issued a press release that announced it is demonstrating new capabilities and new additions to its line of video, data and voice solutions at its booth (6672) here at the National Cable & Telecommunications Association’s (NCTA) annual National Show.

     On April 4, 2005 — Terayon issued a press release that announced it today formally launched its new Terayon Partner Program, which brings together leading vendors, resellers and systems integrators that serve the global cable, satellite, broadcast and telecommunication industries.

     On April 11, 2005 — Terayon issued a press release that announced that today its CherryPicker™ digital video platform is being deployed by the Korean Digital Multimedia Center (KDMC), a consortium of 44 Korean cable television operators, to build a cutting-edge all-digital network for the delivery of digital video services to the consortium’s four million subscribers.

ITEM 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 99.1	Terayon Expands Sales Team with David Baranski as VP of Sales for the Americas
Exhibit 99.2	Terayon Demonstrates Innovative New Products and Applications at NCTA
Exhibit 99.3	Terayon Launches New Partner Program to Accelerate Evolution to All-Digital Video Networks
Exhibit 99.4	Terayon Digital Video Solutions Play Key Role in Korean Cable Consortium’s Ambitious All-Digital Network

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
Mark Richman
Chief Financial Officer

Date: April 18, 2005

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION
99.1	Terayon Expands Sales Team with David Baranski as VP of Sales for the Americas
99.2	Terayon Demonstrates Innovative New Products and Applications at NCTA
99.3	Terayon Launches New Partner Program to Accelerate Evolution to All-Digital Video Networks
99.4	Terayon Digital Video Solutions Play Key Role in Korean Cable Consortium’s Ambitious All-Digital Network